UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 20, 2019

Date of Report (Date of earliest event reported)

PROCESSA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-184948	45-1539785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7380 Coca Cola Drive, Suite 106
Hanover, Maryland	21076
(Address of principal executive offices)	(Zip Code)

(443) 776-3133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2019, Processa Pharmaceuticals, Inc. (“the Company”) entered into two separate Line of Credit Agreements (“Line of Credit Agreements”) with DKBK Enterprises, LLC (“DKBK”) and current shareholder CorLyst, LLC (“CorLyst”) (“the Lenders”), which provide a revolving commitment of up to $700,000 each ($1.4 million total). The Company’s CEO is the Chief Executive Officer and Managing Member of both Lenders. CorLyst beneficially owns 6,859,527 shares of Processa common stock, representing approximately 17.7% of the Company’s outstanding shares of voting capital stock.

Under the Line of Credit Agreements, all funds borrowed will bear an 8% annual interest rate, which is prorated monthly from the date money has been borrowed to the date money has been paid back. The Company agrees to furnish certified financial statements to the Lenders upon demand so long as indebted under the Line of Credit Agreements and the Note remains unpaid. The Lenders have the right to convert all or any portion of the debt and interest into shares in the Company’s common stock at the terms defined in the July 2019 Bridge Subscription Agreement.

The foregoing summaries of the Line of Credit Agreements described above are summary in nature and are qualified in their entirety by reference to the agreements, copies of which are attached hereto as exhibits and incorporated herein by reference.

Item 1.02	Amendment of a Material Definitive Agreement.

On September 30, 2019, the Company amended its Agreement for the sale of 792,952 shares of our common stock for $1,800,000 and associated Pledge Agreement with PoC Capital, LLC (“the Investor”), both dated May 25, 2018. As of September 30, 2019, the Investor had invested a total of $900,000 of the $1,800,000 amount pledged, and as a result we will retain 396,476 shares of common stock and warrants to purchase 396,476 of common stock that were held by us as collateral for the remaining amount pledged. We will use proceeds from the Line of Credit Agreements to fund our remaining clinical trial costs for our Phase 2a trial as needed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
10.1	Line of Credit Agreement dated September 20, 2019 between Processa Pharmaceuticals and DKBK Enterprises, LLC
10.2	Line of Credit Agreement dated September 20, 2019 between Processa Pharmaceuticals and CorLyst, LLC
10.3	Amendment to the Agreement between PoC Capital and Processa Pharmaceuticals, Inc. dated September 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Processa Pharmaceuticals Inc., a Delaware corporation

Date: October 2, 2019	By:	/s/ David Young
David Young Chief Executive Officer